SECURITIES  AND  EXCHANGE  COMMISSION

                             Washington,  D.C.  20549


                                 --------------


                                    FORM  8-K

                                 CURRENT  REPORT

                         PURSUANT  TO  SECTION  13  OR  15(d)
                     OF  THE  SECURITIES  EXCHANGE  ACT  OF  1934


                                 --------------


     Date  of  Report  (Date  of  earliest  event  reported): December 6,  2003



                       Network  Installation  Corporation
             (Exact  name  of  registrant  as  specified  in  its  charter)


  Nevada                         000-25499               88-0390360
---------------             --------------------    -------------------
(State  or  Other                 (Commission            (IRS  Employer
Jurisdiction  of                 File  Number)         Identification  No.)
Incorporation)

                       18  Technology  Dr.,  Suite  140A
                            Irvine,  CA  92618
                        Facsimile:  (949)753-7499
               ---------------------------------------------------
               (Address  of  principal  executive  offices)  (Zip  Code)


  Registrant's  telephone  number,  including  area  code:  (949)753-7551

Item 5. Other Events and Regulation FD Disclosure

The Company participated in an interview with OTC Journal on December 3, 2003 which was subsequently aired on December 6, 2003. The transcript of the interview follows.

                                 MARKET BYTE LLC

                             MODERATOR:  LARRY ISEN
                                DECEMBER 3, 2003
                                   4:25 PM CT



OTC  Journal:     Okay  thank  you.

     Hello and thank you for joining the OTC Journal in the first of a series of interviews I will be conducting with companies I've featured throughout 2003. The purpose of this interview series is to give you the opportunity to hear directly from the management concerning their business model, industry group, and plans for the future.

     I hope this will help you better evaluate your own comfort level in owning shares in any of these companies. I remind you that any investment in the companies the OTC Journal features should be viewed as highly risky.

     Please visit our Web site at www.otcjournal.com and read our Mission Statement. Also please take the time to read our article entitled Are Microcaps For You? by Dr. Richard Geist and our section entitled Rules For Successful MicroCap Investing.

     Now before we begin the interview let me read the Safe Harbor statement. This interview contains forward-looking statements including without limitations statements concerning our business and possible or assumed future results of operations. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including our ability to continue as a going concern, adverse economic changes affecting markets we serve, competition in our markets and industry segments, our timing (and) the profitability of entering new markets, greater than expected costs, customer acceptance of wireless networks or difficulties related to our integration of the businesses we may acquire, and other risks and uncertainties as may be detailed from time to time in our public announcements and SEC filings.

     Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made (and) our future results, levels of activities, performance, or achievements may not meet these expectations.

     We do not intend to update any of these forward-looking statements after the (date) of this document to conform these statements to actual results and to changes in our expectations except as required by law.

     Okay today I'm pleased to be joined by (Mike) Novielli the Chairman of Network Installation. Network Installation trades on the Over The Counter Bulletin Board symbol NWIS.

     The first question is, (Mike), thanks for joining us today. (Mike), the arrival of WiFi and wireless networking appears to have created a sudden and sort of insane frenzy. What do you suppose the reason for that is?

Michael Novielli: Larry, thanks for having me today. To address your first question, while it may appear that this shift to wireless networking was so sudden the fact is wireless networking technology has been with us for a number of years now. For example my laptop computer is three years old. And one of the features which initially sold me on it back then was its wireless capabilities. Well three years ago wireless (Web) - wireless networks although they existed they were pretty rare. But I knew it was only a matter of time before this technology would become mainstream.

     Today though I gain Internet wire - I gain wireless Internet access by physically inserting a wireless card directly into my laptop. But by today's standards that's archaic. Most new laptops today come fully equipped with a wireless chip inside. So the point here is although the technology has been around, the infrastructure hadn't arrived. But now that infrastructure is being built at warped speed worldwide and hence all the recent fanfare about WiFi and wireless networking.

OTC  Journal:     (Mike),  it  seems  that  everywhere  I go these days wireless
Internet access is exploding just in public places. You know, a year ago the only place I (can) think of that had wireless access was the Starbucks. Today it's in almost all coffee shops and bookstores and copy places. You know, airports have them all over the place.

     As a matter of fact I was reading in New York City a lot of streets have wireless access now. I know many people are installing wireless networks in their homes. And recently I've been reading that the computer manufacturers are reporting strong sales of the laptops with built-in wireless technologies.

     I've been reading that many are (likening) the growth in this arena to the wireless (Toko) build out of five years ago. So, (Mike), tell us how big do you think this market is going to get and how fast is it growing?

Michael Novielli: Well currently it's estimated that approximately 30 million U.S. business travelers carry laptops. By 2005 laptop computer use is estimated to grow domestically to about 60 million units while worldwide usage is predicted at more than 150 million units.

     Regular wireless users were estimated at about 2 million last year in 2002 and that number's predicted to grow to more than 20 million by 2006 just in the U.S. alone. So we're talking about a (hyper-growth) market here.

OTC Journal:     (Mike), can you cite a few examples of some of the high profile or  larger-scale  projects  which  would seem to validate this wireless concept?

Michael Novielli: Sure. The obvious examples are the previously mentioned Starbucks coffee shops or McDonalds or Marriott hotels which are rolling out or have rolled out WiFi hotspots nationwide. As a matter of fact St. John's University in New York recently spent $7 million on a campus-wide wireless network and there - have equipped all their students with IBM wireless laptops.

     And just yesterday it was reported that the city of Cerritos, California announced its intentions of becoming the first completely wireless-zoned city or MAN which stands for Metropolitan Area Network.

OTC Journal: So could you describe - let's shift gears then from the market which appears to be growing at ten fold over the next three years and talk specifically about Network Installation and its market niche within this explosive growth market. Where does Network Installation fit into this market and how quickly can Network Installation grow?

Michael Novielli: Well our core competency, Larry, has been the actual design, install, and deployment of traditional high-speed wired networks for the Fortune 1000, government, local municipalities, the K-12 market, and higher education - the university system.

     As a matter of fact our current (install) base includes clients such as Wells Fargo, UCLA, USC, Orange and Los Angles Counties just to name a few. While these enterprises and other establishments in these sectors are now some of the largest consumers in the conversion to wireless. And as I cited earlier, the demand is literally increasing exponentially. The ability to meet that demand is both natural and (seamless) for Network Installation.

OTC  Journal:     So your installations are bridging just these little hot spots into  these  larger  institutional  installations,  correct?

Michael Novielli: Well WiFi technology is used in wireless networks. So whether you deploy a traditional 802.11 standard or another application that's dependant on a number of different variables including the location, number of users, and the scalability. And our agreements with Motorola and Vivato give us the flexibility to meet the demands of designing a wireless system regardless of the application that is required.

OTC  Journal:     So  moving forward then could you briefly describe some of the company's  recent  accomplishments?

Michael Novielli: Sure. Just several weeks ago we announced that we were awarded a wireless networking contract from the City of Barstow, California which (calls) for the deployment of a wireless network for the city's police department. The conversion to wireless networking for law enforcement is a trend we're seeing nationwide now.

     We also recently announced a wireless project for the Ocean View School District in Huntington Beach, California. And we continue to consistently receive repeat business from UCLA and USC which are both extremely valued clients.

OTC  Journal:     So, (Mike), then looking out to 2004, where do you expect your primary  growth  to  come  from  in  2004?

Michael Novielli: Well our primary drivers for next year will continue to be our focus on the build out of the wireless infrastructure both organically and through one maybe two potential acquisitions. Voice over IP or voice over Internet is also another derivative product and service where we see substantial growth for Network. As a natural progression we plan on widening our portfolio and becoming a player in that market as well.

OTC  Journal:     (Mike),  could you dust off the crystal ball and look out past
2004 into 2005 and beyond and talk a little bit about your long-range plans for the company?

Michael Novielli: Well obviously this is just my humble opinion but looking into early 2005 our business plan calls for a nationwide footprint initiative whereby Network Installation can service virtually the entire U.S. directly - even internationally as opposed to a nationwide-affiliate network from which we currently operate. Obviously this would dramatically increase our profit margins which presumably would lead to increase in shareholder value.

OTC Journal: Well I think we've covered all the highlights I wanted people to understand about the company, (Mike). Thanks so much for your participation. And I'd like to thank everybody for joining the OTC Journal and (Mike) Novielli the Chairman of Network Installation.

     We'd really like to have your feedback on these interviews. We'd like to know if you like this format. And we'd like to know if you find it valuable or if you have any suggestions on how we could make it better.

     So please email your comments to editor@otcjournal.com. We'll be back later this month with another key interview. And thanks so much for your participation.


                                       END


                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Network  Installation  Corporation
                                       (Registrant)



Date:  December 6,  2003                     /s/  Michael  Cummings
                                     -----------------------------------------
                                       Name:  Michael  Cummings
                                       Title:  CEO  and  Director